U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2004

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

P.O. Box 95012, 8726 Barnard Street, Vancouver, B.C., Canada	V6P 6A6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 274 8004

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. (OTCBB:CFPC) announced in a News Release dated October 12, 2004 that for the quarter ended September 30, 2004, it had sold green bean coffee to Europe. This is the first quarter of full operation after commencing quotation on the OCTBB in July 2004. Additional details will be available in the 10-QSB.

Jon Yogiyo, Vice Chairman of Coffee Pacifica, stated: "our first inaugural export of co- operatives' coffee went to Europe. This may be a small achievement but it is a major leap for the small ordinary coffee growers who came together with their coffee, dedication and commitment to achieve a 'mission impossible.' This also validates Coffee Pacifica's business strategy as a marketer and distributor of Papua New Guinea green bean coffee."

Papua New Guinea Coffee Growers Federation Ltd. ("PNGCGF") is a strategic partner and a shareholder of Coffee Pacifica. PNGCGF's shareholders are co-operatives representing approximately 30,000 coffee growers organized in various co-operatives located throughout the coffee growing areas of PNG. The high quality premium-grade coffee produced by the co-operatives is pooled together by the PNGCGF and marketed by Coffee Pacifica.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: October 20, 2004___                 /s/ Shailen Singh

                                                                Shailen Singh, President & CEO